UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 3, 2008


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


          NEW YORK                                              13-3238402
(State or other jurisdiction of                              (I.R.S.  Employer
 incorporation or organization)                              Identification No.)


                               810 SEVENTH AVENUE
                               NEW YORK, NEW YORK                  10019
                             (Address of principal               (Zip Code)
                               executive offices)


       Registrant's telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)   Compensatory Arrangements of Certain Officers

On April 3, 2008, the Board of Directors of Comverse Technology, Inc. (the "Company"), upon recommendation by its Compensation Committee, made determinations with respect to the compensation of Andre Dahan, the Company's President and Chief Executive Officer, for the fiscal year ended January 31, 2008 ("Fiscal 2007") and the fiscal year ending January 31, 2009 ("Fiscal 2008").

The Board of Directors approved a total bonus payout to Mr. Dahan for Fiscal 2007 in the amount of $1,787,000. In addition, the Board of Directors approved the grant of deferred stock units under the Company's 2005 Stock Incentive Compensation Plan to Mr. Dahan of 318,472 units. Each deferred stock unit represents the right to receive one share of common stock, $0.01 par value per share, of the Company ("Common Stock"). One-third (1/3) of the units granted shall vest on each of April 3, 2009, April 3, 2010 and April 3, 2011, subject to accelerated vesting under certain circumstances.

In respect of Fiscal 2008, the salary and bonus opportunity for Mr. Dahan were unchanged. The payment to Mr. Dahan of an on target bonus for Fiscal 2008 will depend on the Company's financial performance, based on annual revenue, operating income and cash flow targets and individual performance, with 70% of the bonus payout based on the Company's financial performance and 30% of the bonus payout based on individual performance.

















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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COMVERSE TECHNOLOGY, INC.

                                      By:      /s/ Cynthia Shereda
                                         ---------------------------------------
                                      Name:    Cynthia Shereda
                                      Title:   Executive Vice President,
                                               General Counsel and Secretary


Date: April 9, 2008























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